Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
of
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1)     The Corporation’s present name is HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED.

(2)     The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of Delaware was January 31, 1980.

(3)     The Corporation was originally incorporated under the name HARCO INDUSTRIES, INC.

(4)     This Restated Certificate of Incorporation has been duly proposed by resolution of the Board of Directors of the Corporation and has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(5)     The certificate of incorporation of the Corporation, including amendments set forth herein but not separately filed, is restated and integrated to read in full as follows:

FIRST: The name of the Corporation is HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED.

SECOND:       The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD:            The purpose of the Corporation is to engage in the design, development, manufacture and distribution of audio and video system components and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:        (a)        The total number of shares of capital stock which the Corporation is authorized to issue is 20,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share (the “Preferred Stock”), and 15,000,000 shares of Common Stock of the par value $0. 01 per share (the “Common Stock”).

                         (b)        A holder of Common Stock shall, except as may otherwise provided in accordance with subparagraph (c) hereof, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                         ( c)       The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                                     (i)     the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                                     (ii)     the voting powers, if any, and whether such voting powers are full or limited, in such series;

                                     (iii)     the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                                     (iv)     whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                                     (v)

the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                     (vi)     the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

                                     (vii)     the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

                                     (viii)     the provisions, if any, of a sinking fund applicable to such series; and

                                     (ix)     any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

                         (d)     Except as may be provided in this Restated Certificate of Incorporation or by the Board of Directors in any Preferred Stock Designation, or as otherwise required by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

             FIFTH:     In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed, or a provision inconsistent therewith adopted, by the Board of Directors or by the stockholders, having voting power with respect thereto, except that any provision of the By-Laws which is to the same effect as Articles Fifth, Seventh and Eighth of this Restated Certificate of Incorporation shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to, or adopt amend or repeal any provision inconsistent with, this Article Fifth.

             SIXTH     The stockholders and Board of Directors of the Corporation shall have power to hold their meetings and to have one or more offices of the Corporation within or without the State of Delaware, and to keep the books of the Corporation within or without the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

             SEVENTH:     After October 15, 1986, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Seventh.

             EIGHT:     Section1.   Number, Election and Terms of Directors.  Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. At or before the annual meeting of the stockholders to be held in 1986, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class shall be originally elected for a term expiring at the annual meeting of the stockholders to be held in 1988, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. Commencing with the annual meeting of the stockholders of the Corporation to be held in 1987, Directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

             Section 2.     Stockholder Nomination of Director Candidates.  Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

             Section 3.     Newly Created Directorships and Vacancies.  Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies, on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

             Section 4.     Removal.  Subject to the rights, if any, of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

             Section 5.     Amendment, Repeal or Alteration.  Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Eighth.

             NINTH:     Section 1.   Applicability of Article.  Except as otherwise expressly provide in Section 4 of this Article Ninth, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a stockholder of any majority owned subsidiary of the Corporation if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists, unless the applicable requirements of Sections 3, 4, 5, 6 and 7 of this Article Ninth are fully complied with:

                         (a)     Any merger or consolidation of the Corporation or any of its majority owned subsidiaries with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                         (b)     any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any of its majority owned subsidiaries having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

                         (c)     the issuance or transfer by the Corporation or any of its majority owned subsidiaries (in one transaction or a series of transactions) of any securities of the Corporation or any of its majority owned subsidiaries to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                         (d)     the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                         (e)     any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its majority owned subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation of any majority owned subsidiaries which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

             Section 2.     Business Combination.  The term “Business Combination” as used in this Article Ninth shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of Section 1 hereof.

             Section 3.     Stockholder Vote Required.  The actions and transactions described in Section 1 of this Article Ninth shall have been authorized by the affirmative vote of at least 80 percent of the combined voting power all of the outstanding shares of Voting Stock, voting together as a single class.

             Section 4.     Minimum Price Required.  Notwithstanding Section 3 hereof, the 80 percent voting requirement shall not be applicable if:

                         (a)     any action or transaction specified in Section 1 hereof is approved by the Corporation’s Board of Directors and by a majority of the Disinterested Directors (as hereinafter defined); or

                         (b)     in the case of any action or transaction pursuant to which the holders of the capital stock of the Corporation are entitled to receive cash, property, securities or other consideration, the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by holders of the capital stock of the Corporation in such action or transaction is not less than the higher of

                                     (i)     the highest price per share paid by the Interested Stockholder in acquiring any of its holdings of capital stock of the Corporation within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in the transaction in which it became an Interested Stockholder, whichever is higher, or

                                     (ii)     the Fair Market Value per share of the applicable class of capital stock of the Corporation on the Announcement Date or on the dates on which the Interested Stockholder became an Interested Stockholder, whichever is greater.

                                     (c)     The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

             Section 5.     Restrictions on Certain Actions.  After becoming an Interested Stockholder and prior to consummation of such action or transaction, (a) such Interested Stockholder shall not have acquired from the Corporation or any of its majority owned subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into or exchangeable for capital stock of the Corporation or any of its majority owned subsidiaries, directly or indirectly (except upon conversion or exchange of convertible or exchangeable securities acquired by it prior to becoming a Interested Stockholder or as a result of a pro rata stock dividend or stock split or other distribution of stock to all Stockholders pro rata); and (b) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its majority owned subsidiaries, or made any major changes in the Corporation’s or any of its majority owned subsidiaries’ businesses or capital structures or reduced the current annual rate of dividends payable on the Corporation’s capital sock below the rate in effect immediately prior to the time such Interested Stockholder became a Interested Stockholder.

             Section 6.     Proxy Statement Required.  A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability of the action or transaction which the Disinterested Directors may choose to state.

             Section 7.     Certain Definitions.           For the purpose of this Article Ninth,

                                     (a)     The term “Interested Stockholder” shall mean any person (including any Affiliate thereof) other than the Corporation or any of its subsidiaries and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity who or which owns beneficially or controls, directly or indirectly, 20 percent or more of the outstanding shares of Voting Stock of the Corporation.

                                     (b)     A person shall be a “beneficial owner” of any Voting Stock:

                                                 (i)     which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                                                 (ii)     which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

                                                 (iii)which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliate or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                                     (c)     For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (a) hereof, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (b) hereof but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                                     (d)     The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

                                     (e)    The term “Disinterested Director” shall mean any member of the Board (i) who was a director on the Base Date, or (ii) who is unaffiliated with the Interested Stockholder and who was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (iii) any successor of a Disinterested Director if such successor is unaffiliated with the Interested Stockholder and if such successor was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

                                     (f)     The term “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price (or, if unavailable, bid quotation) with respect to a share of such stock during the 30-day period preceding the date in question or the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                                     (g)     The term “Voting Stock” shall mean the Common Stock but not (unless and to the extent provided to the contrary in the relevant Preferred Stock Designation) the Preferred Stock.

             Section 8.     Determination by the Board of Directors.  The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information then known to the Board of Directors, whether (a) any Interested Stockholder exists or is an Affiliate or an Associate of another, and (b) any proposed transaction constitutes a transaction specified in Section 1 of this Article Ninth. Any such determination by the Board of Directors shall be conclusive and binding for all purposes.

             Section 9.     Alteration, Amendment or Repeal.  Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of all of combined voting power the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article Ninth.

             TENTH:     To the full extent permitted by the General Corporation Law of the State of Delaware (including the amendments thereto effective July 1, 1986) or any other applicable laws as presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

             ELEVENTH:     Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

             TWELFTH:     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, including in a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law and this Restated Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

             IN WITNESS WHEREOF, HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED has caused this Restated Certificate of Incorporation to be signed under penalties of perjury by Donald J. Esters, its President, and attested by Jane Harman, its Secretary, as of this 6th day of October, 1986.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:  /s/ Sidney Harman
       Dr. Sidney Harman

       Chairman of the Board

Attest:

/s/ Jane Harman

     Jane Harman

     Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

             Harman International Industries, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the amendments to the Restated Certificate of Incorporation of the Corporation set forth below were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

             1.     That Articles FIFTH, SEVENTH, EIGHTH and NINTH of the Restated Certificate of Incorporation be amended to decrease the percentage vote of the stockholders required to authorize or effect any of the actions or transactions described in said Articles from an 80 percent majority to a two-thirds majority, so that as amended said Articles shall read in their entirety as follows:

             “FIFTH:     In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered adopt, amend or repeal the By-Laws of the Corporation: provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed, or a provision inconsistent therewith adopted, by the Board of Directors or by the stockholders, having voting power with respect thereto, except that any provision of the By-Laws which is to the same effect as Articles Fifth, Seventh and Eighth of this Restated Certificate of Incorporation shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to, or adopt amend or repeal any provision inconsistent with, this Article Fifth.”

             “SEVENTH:     After October 15, 1986, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Seventh.”

             “EIGHTH:     Section 1.  Number, Election and Terms of Directors.  Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. At or before the annual meeting of the stockholders to be held in 1986, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class shall be originally elected for a term expiring at the annual meeting of the stockholders to be held in 1988, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. Commencing with the annual meeting of the stockholders of the Corporation to be held in 1987, Directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

             Section.2.     Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

             Section 3.     Newly  Created  Directorships  and Vacancies.  Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

             Section 4.     Removal.  Subject to the rights, if any, of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

             Section 5.     Amendment, Repeal or Alteration.  Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Eighth.”

             “NINTH:        Section 1. Applicability of Article.  Except as otherwise expressly provided in Section 4 of this Article Ninth, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a stockholder of any majority owned subsidiary of the Corporation if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists, unless the applicable requirements of Sections 3, 4, 5, 6 and 7 of this Article Ninth are fully complied with:

             (a)     Any merger or consolidation of the Corporation or any of its majority owned subsidiaries with (i) any interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

             (b)     any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any of its majority owned subsidiaries having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

             (c)     the issuance or transfer by the Corporation or any of its majority owned subsidiaries (in one transaction or a series of transactions) of any securities of the Corporation or any of its majority owned subsidiaries to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

             (d)     the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

             (e)     any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its majority owned subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation of any majority owned subsidiaries which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

             Section 2.     Business Combination.  The term “Business Combination” as used in this Article Ninth shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of Section 1 hereof.

             Section 3.     Stockholder Vote Required.  The actions and transactions described in Section 1 of this Article Ninth shall have been authorized by the affirmative vote of at Least two-thirds of the combined voting power all of the outstanding shares of Voting Stock, voting together as a single class.

             Section 4.     Minimum Price Required.  Notwithstanding Section 3 hereof, the two-thirds majority voting requirement shall not be applicable if:

             (a)     any action or transaction specified in Section 1 hereof is approved by the Corporation’s Board of Directors and by a majority of the Disinterested Directors (as hereinafter defined) ; or

             (b)     in the case of any action or transaction pursuant to which the holders of the capital stock of the Corporation are entitled to receive cash, property, securities or other consideration, the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by holders of the capital stock of the Corporation in such action or transaction is not less than the higher of

                         (i)     the highest price per share paid by the Interested Stockholder in acquiring any of its holdings of capital stock of the Corporation within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in the transaction in which it became an Interested Stockholder, whichever is higher, or

                         (ii)     the Fair Market Value per share of the applicable class of capital stock of the Corporation on the Announcement Date or on the dates on which the Interested Stockholder became an Interested Stockholder, whichever is greater.

The consideration to be received by holders of a particular class or outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

.           Section 5.      Restrictions on Certain Actions.  After becoming an Interested Stockholder and prior to consummation of such action or transaction, (a) such Interested Stockholder shall not have acquired from the Corporation or any of its majority owned subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into or exchangeable for capital stock of the Corporation or any of its majority owned subsidiaries, directly or indirectly (except upon conversion or exchange of convertible or exchangeable securities acquired by it prior to becoming a Interested Stockholder or as a result of a pro rata stock dividend or stock split or other distribution of stock to all Stockholders pro rata); and (b) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its majority owned subsidiaries, or made any major changes in the Corporation’s or, any of its majority owned subsidiaries businesses or capital structures or reduced the current annual rate of dividends payable on the Corporation’s capital stock below the rate in effect immediately prior to the time such Interested Stockholder became a Interested Stockholder.

             Section 6.     Proxy Statement Required.  A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability of the action or transaction which the Disinterested Directors may choose to state.

             Section 7.     Certain Definitions.  For the purpose of this Article Ninth,

             (a)     The term “Interested Stockholder” shall mean any person (including any Affiliate thereof) other than the Corporation or any of its subsidiaries and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity who or which owns beneficially or controls, directly or indirectly, 20 percent or more of the outstanding shares of Voting Stock of the Corporation.

  A person shall be a “beneficial owner” of any Voting Stock:

  which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

  which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

  which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (a) hereof, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (b) hereof but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

  The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

  The term “Disinterested Director” shall mean any member of the Board (i) who was a director on the Base Date, or (ii) who is unaffiliated with the Interested Stockholder and who was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (iii) any successor of a Disinterested Director if such successor is unaffiliated with the Interested Stockholder and if such successor was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

  The term “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale Price (or, if unavailable, bid quotation) with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

  The term “Voting Stock” shall mean the Common Stock but not (unless and to the extent provided to the contrary in the relevant Preferred Stock Designation) the Preferred Stock.

  Determination by the Board of Directors.  The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information then know, to the Board of Directors, whether (a) any interested Stockholder exists or is an Affiliate or an Associate of another, and (b) any proposed transaction constitutes a transaction specified in Section 1 of this Article Ninth. Any such determination by the Board of Directors shall be conclusive and binding for all purposes.

  Alteration, Amendment or Repeal.  Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of all of combined voting power the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article Ninth.”

  IN WITNESS WHEREOF, Harman International Industries, Incorporated has caused this certificate to be signed by Dr. Sidney Harman, its Chairman of the Board and Chief Executive Officer, and attested by Jane Harman, its Secretary, this 12th day of November, 1986.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By:       /s/ Sidney Harman

            Dr. Sidney Harman
            Chairman of the Board and
            Chief Executive Officer

[CORPORATE SEAL]

ATTEST:         /s/ Jane Harman
                        Jane Harman

                        Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

Harman International Industries, Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

  FIRST:  That the Board of Directors of the Corporation pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's restated certificate of incorporation:

  That Article FOURTH of the Restated Certificate of Incorporation of the Corporation be amended to provide that the total number of shares of capital stock which the Corporation is authorized to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share, and 50,000,000 shares of Common Stock of the par value $0.01 per share.  Article FOURTH, as amended, will read as follows:

  FOURTH:       (a)  The total number of shares of capital stock which the Corporation is authorized to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock of the par value $0.01 per share (the "Common Stock").

(b)    A holder of Common Stock shall, except as may otherwise be provided in accordance with subparagraph (c) hereof, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

The Preferred Stock may be issued in one or more series.  The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series.  The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

the voting powers, if any, and whether such voting powers are full or limited, in such series;

the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)       the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

(vii)      the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

(viii)      the provisions, if any, of a sinking fund applicable to such series; and

(ix)       any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

(d)        Except as may be provided in this Restated Certificate of Incorporation or by the Board of Directors in any Preferred Stock Designation, or as otherwise required by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

SECOND:  That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at an annual meeting of stockholders held on November 9, 1993, a majority of all of the shares entitled to vote at the meeting and a majority of the shares entitled to vote at the meeting as a class voted in favor of such amendment.

THIRD:  That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by, Sandra B. Robinson its Vice President - Financial Operations, and attested by Frank Meredith, its Assistant Secretary, this 9th day of November, 1993.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By:       /s/ Sandra B. Robinson

            Sandra B. Robinson

            Vice President - Financial Operations

ATTEST:

/s/ Frank Meredith

Frank Meredith

Assistant Secretary

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK

of

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

            Harman International Industries, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Company”), DOES HEREBY CERTIFY:

            That, pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (hereinafter called the “Board of Directors” or the “Board”) by the Certificate of Incorporation of the Company, a series of Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

I.  Designation and Amount

The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is 500,000.  Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred.

II.  Dividends and Distributions

(a)        Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non‑cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred.  In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)        The Company will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock).  Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c)        Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date.  Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest.  Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

III.  Voting Rights

The holders of shares of Series A Preferred will have the following voting rights:

(a)        Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)        Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c)        Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

IV.  Certain Restrictions

(a)        Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

(i)         Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

(ii)        Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)       Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

(iv)       Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)        The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

V.  Reacquired Shares

Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and cancelled promptly after the acquisition thereof.  All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI.  Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII.  Consolidation, Merger, Etc.

In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII.  Redemption

The shares of Series A Preferred are not redeemable.

IX.  Rank

The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company’s Preferred Stock.

X.  Amendment

Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Secretary and attested by its Chief Executive Officer this 11th day of January, 2000.

HARMAN INTERNATIONAL

INDUSTRIES, INCORPORATED

                                                                                    /s/ Frank Meredith

Frank Meredith

Vice President - Finance and

Administration, Chief Financial Officer and

Secretary

Attest:

/s/ Bernard A. Girod

Bernard A. Girod

Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

OF

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                        Harman International Industries, Incorporated (“Company” or “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                        FIRST:  That at a meeting of the Board of Directors of the Company held on August 7, 2000, resolutions were duly adopted proposing and declaring advisable an amendment to the Company’s Restated and Amended Certificate of Incorporation.  The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that Article FOURTH, subparagraph (a), of the Company’s Restated and Amended Certificate of Incorporation, as filed with the Secretary of State of Delaware, be amended in its entirety to read as follows:

(a)        The total number of shares of capital stock which the Corporation is authorized to issue is 105,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share (the “Preferred Stock”), and 100,000,000 shares of Common Stock, of the par value $0.01 per share (the “Common Stock”).

                        SECOND:  That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at an annual meeting of the stockholders of the Company held on November 9, 2000, a majority of all of the shares entitled to vote at the meeting and a majority of the shares entitled to vote at the meeting as a class voted in favor of such amendment.

                        THIRD:  That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                        IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Sandra B. Robinson, its Vice President - Financial Operations as of November 9, 2000.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By:       /s/ Sandra B. Robinson

            Sandra B. Robinson

            Vice President - Financial Operations

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

            Harman International Industries, Incorporated (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

            FIRST:  The Corporation’s Board of Directors approved the following amendment to Article FOURTH, subparagraph (a) of the Corporation’s Restated Certificate of Incorporation so that, if approved by stockholders, such subparagraph would read in its entirety as follows:

            (a)  The total number of shares of capital stock which the Corporation is authorized to   issue is 205,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value     $0.01 per share (the “Preferred Stock”), and 200,000,000 shares of Common Stock, par   value $0.01 per share (the “Common Stock”).

            SECOND:  The holders of a majority of the outstanding shares of Common Stock (the only class of outstanding stock), at a meeting duly held for this purpose, approved the foregoing.

            THIRD:  This Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation shall become effective at 6:00 p.m. (Eastern Time) on November 24, 2003.

            FOURTH:  Upon this Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation becoming effective in accordance with the DGCL, each issued share of Common Stock, including without limitation treasury shares, will automatically and without further action on the part of the holder thereof be changed into two shares of Common Stock.

            FIFTH:  Accordingly, such amendments have been duly adopted in accordance with the DGCL.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation to be signed by a duly authorized officer as of November 21, 2003.

HARMAN INTERNATIONAL

INDUSTRIES, INCORPORATED

By: /s/ Frank Meredith

     Name:  Frank Meredith

     Title:            Executive Vice President,

                                                                                                   Chief Financial Officer and

                                                                                                      Secretary